EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Wireless Ronin Technologies, Inc., appearing in the Company's annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

/s/ Baker Tilly Virchow Krause, LLP

June 12, 2009
Minneapolis, Minnesota